UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 9, 2018

STRATTEC SECURITY CORPORATION

(Exact name of registrant as specified in charter)

Wisconsin

(State or other jurisdiction of incorporation)

0-25150	39-1804239
(Commission File Number)	(I.R.S. Employer I.D. Number)

3333 West Good Hope Road Milwaukee, WI	53209
(Address of Principal Executive Offices)	(Zip Code)

(414) 247-3333

(Registrant's telephone number; including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company           ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 5 – Corporate Governance and Management

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The 2018 Annual Meeting (the "Annual Meeting") of Shareholders of STRATTEC SECURITY CORPORATION (the "Company") was held on October 9, 2018.  A total of 3,737,965 shares of the Company's Common Stock, par value $0.01 per share, were eligible and entitled to vote at the Annual Meeting and a total of 2,965,089 shares of the Company's Common Stock were represented at the Annual Meeting.  The matters voted on at the Annual Meeting were as follows:

1.	Proposal 1: Election of Directors:

The following individuals, who were nominated for election to the Board of Directors, were elected by the shareholders at the Annual Meeting for a term of three years expiring at the 2021 annual meeting of shareholders.

Name	Votes For	Votes Withheld	Broker Non-Votes
Harold M. Stratton II	2,812,248	152,841	0
Thomas W. Florsheim, Jr.	2,787,082	178,007	0

The nomination of the above listed directors was made by the Board of Directors and no other nominations were made by any shareholder. Each of Mr. Stratton and Mr. Florsheim were completing a three year term as members of the Board of Directors at the date of the Annual Meeting.

The terms of the following directors continued after the Annual Meeting: Frank J. Krejci (until the 2019 Annual Meeting of Shareholders); Michael J. Koss (until the 2020 Annual Meeting of Shareholders); and David R. Zimmer (until the 2020 Annual Meeting of Shareholders).

2.	Proposal 2: Advisory (non-binding) vote on the executive compensation awarded to the Company's named executive officers:

The shareholders voted at the Annual Meeting in favor of the compensation of the Company's named executive officers as disclosed in the Proxy Statement for the Annual Meeting.
Votes For	Votes Against	Abstentions	Broker Non-Votes
2,819,940	133,179	11,970	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STRATTEC SECURITY CORPORATION
Date: October 9, 2018
	By:	/s/ Patrick J. Hansen
Patrick J. Hansen, Senior Vice President and Chief Financial Officer